SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2012

Bioflamex Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-53712	Pending
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Christiansvej 28, 2920 Charlottenlund, Denmark	__________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 646-233-1310

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

As previously reported, on July 16, 2012, Bioflamex Corporation, a Nevada corporation (the “Company”), executed an Agreement and Plan of Merger (the “Merger Agreement”) by and between the Company and its wholly owned subsidiary, Bioflamex Merger Sub, Inc., a Nevada corporation (“Subsidiary”) on the one hand, and Terra Asset Management, Inc., a Delaware corporation (“TAM”), on the other hand. Pursuant to the Merger Agreement, on the effective date, TAM would merger with Subsidiary, with Subsidiary surviving the merger and TAM ceasing to exist (the “Merger”).

The parties to the Merger Agreement are currently in negotiations to unwind the Merger. The Company expects to provide more information on the unwinding transaction and the terms and conditions thereof in the coming weeks.

As a result of this development, the Company will not be providing the audited financial statements or the pro forma financial information for TAM, as indicated in our previously filed Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 24, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioflamex Corporation.

By: / s/ Kenneth Bland

Kenneth Bland

CEO

Date: October 10, 2012

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